COMPASS MINERALS GROUP, INC.	2003 FORM 10-K

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

We hereby certify that this Annual Report on Form 10-K/A for the annual period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals Group, Inc.

COMPASS MINERALS GROUP, INC.

/s/ MICHAEL E. DUCEY

Michael E. Ducey
President and Chief Executive Officer

/s/ RODNEY UNDERDOWN

Rodney Underdown
Chief Financial Officer and Vice President

Date: November 23, 2004

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